EXHBIIT 99.1

For Immediate Release

LightPath Technologies Schedules Annual Meeting of Stockholders

ORLANDO, FL – December 4, 2023 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading global, vertically integrated provider of thermal imaging cores, custom optical assemblies, photonics and infrared solutions for the industrial, commercial, defense, telecommunications, and medical industries, today announced that its previously postponed virtual Annual Meeting of Stockholders has been rescheduled for Wednesday, January 31, 2024, at 11:00 a.m. EST.   The Company will file a new proxy statement with further information and disclosures as soon as it is reasonably practicable and at least 40 calendar days prior to the meeting date.

The Annual Meeting was postponed to provide additional time for the Company to evaluate remedial measures to address procedural issues relating to certain prior amendments to the Company’s certificate of incorporation and to prepare a proxy statement which will include disclosure related thereto.  The Company has concluded its evaluation and, on December 1, 2023, the Company filed a petition in the Delaware Court of Chancery (the “Petition”) pursuant to Section 205 of the Delaware General Corporation Law (the “DGCL”), seeking validation of certain prior corporate acts, all of which relate to prior amendments to the Company’s certificate of incorporation. These acts include: (i) the conversion of each issued and outstanding share of the Company’s Common Stock into one share of the Company’s Class A Common Stock, as of October 2, 1995; (ii) the 8 to 1 reverse stock split that occurred on February 28, 2003; (iii) the amendment to the Company’s certificate of incorporation that was filed on March 1, 2016; (iv) the increase in the number of authorized shares of the Company’s Common Stock that occurred on October 30, 2017; and (v) the increase in the number of authorized shares of the Company’s Class A Common Stock that occurred on October 30, 2017.

The Company is seeking validation of the corporate acts identified in the Petition because certain acts may not have been effected in accordance with the DGCL and because of certain prior disclosures made by the Company regarding brokers’ ability to vote uninstructed shares and the effect of broker non-votes.

Section 205 of the DGCL permits the Delaware Court of Chancery, in its discretion, to validate defective corporate acts after considering a variety of factors. No assurances can be made regarding the outcome or timing of the proceedings in respect of the Petition.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, commercial, defense, telecommunications, and medical industries. LightPath designs and manufactures proprietary optical and infrared components including molded glass aspheric lenses and assemblies, custom molded glass freeform lenses, infrared lenses and thermal imaging assemblies, fused fiber collimators, and proprietary Black DiamondTM (“BD6”) chalcogenide-based glass lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in Dallas, Texas, Latvia and China.

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LightPath's wholly owned subsidiary, Visimid Technologies, was acquired in July 2023, and specializes in the design and development of customized infrared cameras, for the industrial and defense industries. Such customized cameras are often sold together with customized optical assemblies from LightPath.

LightPath’s wholly owned subsidiary, ISP Optics Corporation, manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP's infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Contact:

Brian M. Prenoveau, CFA

MZ Group – MZ North America

LPTH@mzgroup.us

+561 489 5315

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